Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Dan Goldstein and Paul Kranhold

Sard Verbinnen & Co.

310-201-2040 and 415-618-8750

DineEquity, Inc. Reports Successful Fourth Quarter and Fiscal 2014 Results

Company Provides Financial Guidance for Fiscal 2015

Fourth Quarter 2014 Highlights

➢   Fourth quarter 2014 adjusted EPS (Non-GAAP) of $1.16 and GAAP net loss per share of $1.18 due to one-time items related to the securitization refinancing

➢   Fourth quarter domestic system wide same-restaurant sales increased 6.1% at IHOP and 2.8% at Applebee’s

Fiscal 2014 Highlights

➢   Fiscal 2014 adjusted EPS (Non-GAAP) of $4.73 and GAAP EPS of $1.90

➢   Full-year domestic system wide same-restaurant sales increased 3.9% at IHOP and 1.1% at Applebee’s

➢   Generated strong free cash flow of $113 million

➢            Returned approximately $75 million to shareholders in share repurchases and quarterly cash dividends in fiscal 2014.  This excludes the approximately $17 million in cash dividends paid on January 9, 2015.

GLENDALE, Calif., February 25, 2015 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and full year of fiscal 2014.

“DineEquity delivered successful results for fiscal 2014.  We achieved several significant goals this year, aimed at driving additional shareholder value.  We saw meaningful progress in accelerating same-restaurant sales at both Applebee’s and IHOP, as each brand finished the year with great momentum,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  Ms. Stewart continued, “We further positioned the Company for long-term success by completing a securitization refinancing to obtain a significantly lower fixed interest rate for the long-term.  The increased financial flexibility paved the way for our new capital allocation strategy, highlighting our commitment to return substantial cash to shareholders.  As we begin 2015, we are executing on our key strategic priorities to sustain strong financial performance and build even stronger brands.”

DineEquity, Inc.

Fourth Quarter 2014 Financial Highlights

•                  Adjusted net income available to common stockholders was $21.9 million, representing adjusted earnings per diluted share of $1.16, for the fourth quarter of 2014.  This compares to $18.6 million, or adjusted earnings per diluted share of $0.98, for the fourth quarter of 2013, an increase of 18%.  The increase in adjusted net income was mainly due to a decline in cash interest expense and higher segment profit.  These items were partially offset by an increase in general and administrative expenses in the fourth quarter of 2014 compared to the same period of 2013 and higher income taxes.  The fourth quarter financial results reflect the financial impact of the securitization refinancing transaction.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net loss was $22.1 million for the fourth quarter of 2014, or net loss per share of $1.18.  This compares to net income available to common stockholders of $17.9 million, or earnings per diluted share of $0.94, for the fourth quarter of 2013.  The net loss was driven by a loss on the extinguishment of debt and higher general and administrative expenses.  These items were partially offset by lower income tax expense, a decline in interest expense, and higher segment profit.

Income tax expense was lower in the fourth quarter of 2014 compared to the fourth quarter of 2013 due to the write-off of costs associated with our refinancing transaction and the adoption of certain production activity deductions and research credits.

•                  General and administrative expenses were $43.1 million for the fourth quarter of 2014 compared to $38.6 million for the same period of 2013.  The increase was mainly due to the timing of franchise conference expenses and personnel costs year-over-year.  For fiscal 2014, the increase in general and administrative expenses was $2.3 million, or 1.6%.

Fiscal 2014 Highlights

•                  Adjusted net income available to common stockholders was $89.6 million in fiscal 2014, representing adjusted earnings per diluted share of $4.73.  This compares to $81.2 million, or adjusted earnings per diluted share of $4.24, for fiscal 2013, an increase of 12%.  The increase was primarily due to lower cash interest expense and higher segment profit.  These items were partially offset by higher income taxes.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $35.9 million in fiscal 2014, or earnings per diluted share of $1.90, compared to $70.8 million, or earnings per diluted share of $3.70 for fiscal 2013.  The decrease was primarily due to a loss on the extinguishment of debt in fiscal 2014 compared to fiscal 2013.  This item was partially offset by lower income tax expense, higher segment profit, and a decline in interest expense.

•                  For fiscal 2014, cash flows from operating activities were $118.5 million and free cash flow was $112.5 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Fourth Quarter 2014

•                  IHOP’s domestic system-wide same restaurant sales increased 6.1% for the fourth quarter of 2014 compared to the same quarter of 2013.  This is the highest quarterly sales increase since the first quarter of 2004.

DineEquity, Inc.

•                  Applebee’s domestic system-wide same-restaurant sales increased 2.8% for the fourth quarter of 2014 compared to the fourth quarter of 2013, representing the strongest quarterly sales increase since the second quarter of 2011.

Fiscal 2014 Highlights

•                  IHOP’s domestic system-wide same restaurant sales increased 3.9% for fiscal 2014 compared to fiscal 2013, representing the strongest full-year sales increase since fiscal 2004.

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.1% for fiscal 2014 compared to fiscal 2013.

Financial Performance Guidance for Fiscal 2015

The Company’s financial performance guidance reflects the impact of a 53rd operating week in fiscal 2015, in which the last month of the fiscal fourth quarter contains six weeks.

•                  Applebee’s domestic system-wide same-restaurant sales performance is expected to range between positive 1.0% and positive 4.0%.

•                  IHOP’s domestic system-wide same-restaurant sales performance is expected to range between positive 2.0% and positive 5.0%.

•                  Applebee’s franchisees are projected to develop between 30 and 40 new restaurants, the majority of which are expected to be opened in the U.S.

•                  IHOP franchisees and its area licensee are projected to develop between 50 and 60 new restaurants, the majority of which are expected to be domestic openings.

•                  Franchise segment profit is expected to be between $345 million and $358 million.

•                  Rental and Financing segments are expected to generate roughly $39 million in combined profit.

•                  General and administrative expenses are expected to range between $149 million and $153 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.

•                  Interest expense is expected to be roughly $63 million.  Approximately $3 million is projected to be non-cash interest expense.

•                  The income tax rate is expected to be approximately 38%.

•                  Capital expenditures are projected to be about $9 million.

•                  Free cash flow (See “Non-GAAP Financial Measures” below.) is expected to range between $114 million and $124 million.  For fiscal 2015, “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures.

•                  Weighted average diluted shares outstanding are expected to be approximately 19 million.

DineEquity, Inc.

Investor Conference Call Today

The Company will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4540 and reference pass code 38800553.  International callers, please dial (847) 619-6397 and reference pass code 38800553.

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on February 25, 2015 through 11:59 p.m. Pacific Time on March 2, 2015 by dialing (888) 843-7419 and referencing pass code 38800553#. International callers, please dial (630) 652-3042 and reference pass code 38800553#.  An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

DineEquity, Inc.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any incremental Senior Note interest, any debt modification costs and refinancing expenses not capitalized, any income tax adjustment considered unrelated to the respective current period and any gain or loss related to the disposition of assets.  This is presented on an aggregate basis and a per share (diluted) basis.  The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on extinguishment of debt, depreciation and amortization, closure and impairment charges, non-cash stock-based compensation, gain or loss on disposition of assets and other charge backs as defined by its credit agreement.  For fiscal 2014, “Free cash flow” for a given period was defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures.  For fiscal 2015, “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less capital expenditures.  “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Segment Revenues:
Franchise and restaurant revenues	$131,006	$122,967	$518,579	$502,586
Rental revenues	30,709	32,045	122,932	124,769
Financing revenues	2,698	2,889	13,477	13,112
Total segment revenues	164,413	157,901	654,988	640,467
Segment Expenses:
Franchise and restaurant expenses	49,008	42,357	184,411	173,232
Rental expenses	23,464	24,345	94,637	97,298
Financing expenses	—	—	825	245
Total segment expenses	72,472	66,702	279,873	270,775
Gross segment profit	91,941	91,199	375,115	369,692
General and administrative expenses	43,074	38,582	145,910	143,586
Interest expense	21,742	25,034	96,637	100,264
Amortization of intangible assets	2,851	3,070	12,063	12,282
Closure and impairment charges	2,692	1,042	3,721	1,812
Loss on extinguishment of debt	64,846	22	64,859	58
Debt modification costs	—	—	—	1,296
(Gain) loss on disposition of assets	(263)	103	329	(223)
(Loss) income before income taxes	(43,001)	23,346	51,596	110,617
Income tax benefit (provision)	20,576	(5,215)	(15,143)	(38,580)
Net (loss) income	$(22,425)	$18,131	$36,453	$72,037
Net (loss) income available to common stockholders:
Net (loss) income	$(22,425)	$18,131	$36,453	$72,037
Less: Net loss (income) allocated to unvested participating restricted stock	318	(274)	(521)	(1,200)
Net (loss) income available to common stockholders	$(22,107)	$17,857	$35,932	$70,837
Net (loss) income available to common stockholders per share:
Basic	$(1.18)	$0.95	$1.92	$3.75
Diluted	$(1.18)	$0.94	$1.90	$3.70
Weighted average shares outstanding:
Basic	18,741	18,789	18,753	18,871
Diluted	18,741	19,062	18,956	19,141

Dividends declared per common share	$0.875	$0.75	$3.125	$3.00
Dividends paid per common share	$—	$0.75	$2.25	$3.00

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$104,004	$106,011
Receivables, net	153,498	144,137
Restricted cash	52,262	664
Prepaid gift cards	51,268	49,223
Prepaid income taxes	11,753	4,708
Deferred income taxes	30,860	23,853
Other current assets	9,239	2,986
Total current assets	412,884	331,582
Long-term receivables	180,856	197,153
Property and equipment, net	241,229	274,295
Goodwill	697,470	697,470
Other intangible assets, net	782,336	794,057
Deferred rent receivable	91,117	91,423
Other non-current assets, net	42,216	18,662
Total assets	$2,448,108	$2,404,642
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$—	$4,720
Accounts payable	41,771	40,050
Gift card liability	179,760	171,955
Accrued employee compensation and benefits	25,722	24,956
Dividends payable	16,635	—
Accrued interest payable	14,126	13,575
Current maturities of capital lease and financing obligations	14,852	12,247
Other accrued expenses	20,183	16,770
Total current liabilities	313,049	284,273
Long-term debt, less current maturities	1,300,000	1,203,517
Capital lease obligations, less current maturities	98,119	111,707
Financing obligations, less current maturities	42,524	48,843
Deferred income taxes	319,111	341,578
Deferred rent payable	75,375	76,798
Other non-current liabilities	20,857	22,747
Total liabilities	2,169,035	2,089,463
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; 2014 - 25,240,055 issued, 18,953,567 outstanding; 2013 - 25,299,315 issued, 19,040,890 outstanding	252	253
Additional paid-in-capital	279,946	274,202
Retained earnings	313,644	336,578
Accumulated other comprehensive loss	(73)	(164)
Treasury stock, at cost; shares: 2014 - 6,286,488; 2013 - 6,258,425	(314,696)	(295,690)
Total stockholders’ equity	279,073	315,179
Total liabilities and stockholders’ equity	$2,448,108	$2,404,642

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:	(Unaudited)
Net income	$36,453	$72,037
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	34,745	35,355
Non-cash interest expense	5,770	6,246
Loss on extinguishment of debt	64,859	58
Closure and impairment charges	3,687	2,195
Deferred income taxes	(30,236)	(22,674)
Non-cash stock-based compensation expense	9,319	9,364
Tax benefit from stock-based compensation	4,316	3,690
Excess tax benefit from share-based compensation	(5,028)	(2,858)
Loss (gain) on disposition of assets	329	(223)
Other	(3,344)	(492)
Changes in operating assets and liabilities:
Receivables	(7,997)	(15,226)
Current income tax receivables and payables	(5,868)	6,143
Other current assets	(1,771)	9,334
Accounts payable	1,245	8,532
Accrued employee compensation and benefits	767	2,521
Gift card liability	7,803	10,266
Other accrued expenses	3,475	3,547
Cash flows provided by operating activities	118,524	127,815
Cash flows from investing activities:
Additions to property and equipment	(5,937)	(7,037)
Proceeds from sale of property and equipment	681	—
Principal receipts from notes, equipment contracts and other long-term receivables	15,284	13,982
Other	540	58
Cash flows provided by investing activities	10,568	7,003
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300,000	—
Repayment of long-term debt (including premiums)	(1,264,086)	(4,800)
Payment of debt modification costs	(24,192)	(1,296)
Principal payments on capital lease and financing obligations	(11,825)	(9,968)
Dividends paid on DineEquity common stock	(42,733)	(57,445)
Repurchase of DineEquity common stock	(32,006)	(29,698)
Repurchase of restricted stock	(3,194)	(3,324)
Proceeds from stock options exercised	8,207	9,080
Excess tax benefit from share-based compensation	5,028	2,858
Change in restricted cash	(66,298)	1,249
Cash flows used in financing activities	(131,099)	(93,344)
Net change in cash and cash equivalents	(2,007)	41,474
Cash and cash equivalents at beginning of period	106,011	64,537
Cash and cash equivalents at end of period	$104,004	$106,011

DineEquity, Inc.

NON-GAAP  FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: loss on extinguishment of debt; amortization of intangible assets; incremental Senior Note interest; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; refinancing expenses not capitalized; debt modification costs; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income available to common stockholders, as reported	$(22,107)	$17,857	$35,932	$70,837
Loss on extinguishment of debt	64,846	22	64,859	58
Amortization of intangible assets	2,851	3,070	12,063	12,282
Senior Note interest(1)	6,023	—	6,023	—
Closure and impairment charges	2,692	1,042	3,721	1,812
Non-cash interest expense	749	1,611	5,770	6,245
Loss (gain) on disposition of assets	(263)	103	329	(223)
Refinancing expenses not capitalized(2)	178	—	178	—
Debt modification costs	—	—	—	1,296
Net income tax provision for above adjustments	(29,292)	(2,194)	(35,317)	(8,052)
Income tax adjustments(3)	(3,118)	(2,890)	(3,118)	(2,890)
Net income allocated to unvested participating restricted stock	(618)	(14)	(862)	(190)
Net income available to common stockholders, as adjusted	$21,941	$18,607	$89,578	$81,175

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$(1.18)	$0.94	$1.90	$3.70
Loss on extinguishment of debt	2.12	0.00	2.12	0.00
Amortization of intangible assets	0.09	0.10	0.40	0.40
Senior Note interest(1)	0.20	—	0.20	—
Closure and impairment charges	0.09	0.03	0.12	0.06
Loss (gain) on disposition of assets	(0.01)	0.01	0.01	(0.01)
Non-cash interest expense	0.02	0.05	0.19	0.20
Refinancing expenses not capitalized(2)	0.01	—	0.01	—
Debt modification costs	—	—	—	0.04
Income tax adjustments(3)	(0.16)	(0.15)	(0.16)	(0.15)
Net income allocated to unvested participating restricted stock	(0.03)	0.00	(0.05)	(0.01)
Rounding	0.01	—	(0.01)	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.16	$0.98	$4.73	$4.24

Numerator for basic EPS-income available to common stockholders, as adjusted	$21,941	$18,607	$89,578	$81,175
Effect of unvested participating restricted stock using the two-class method	1	2	5	7
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$21,942	$18,609	$89,583	$81,182

Denominator for basic EPS-weighted-average shares	18,741	18,789	18,753	18,871
Effect of dilutive securities:
Stock options	199	273	203	270
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,940	19,062	18,956	19,141

(1) Represents interest paid on Senior Notes between September 30, 2014 (issuance date of Class A-2 Notes) and October 30, 2014 (retirement date of Senior Notes).

(2)  Costs indirectly associated with issuance of Class A-2 Notes not capitalized as debt issuance costs in accordance with U.S. GAAP.

(3) For 2014: tax benefits from R&D credits and domestic production activity deductions related to tax years 2011-2013; for 2013: tax benefit  related to release of valuation allowances established in prior years for various state operating loss carryovers.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus receipts from notes, equipment contracts and other long-term receivables (collectively, “long-term receivables”), less additions to property and equipment, principal payments on capital lease and financing obligations and mandatory debt service payments):

	Twelve Months Ended
	December 31,
	2014	2013
Cash flows provided by operating activities	$118,524	$127,815
Principal receipts from long-term receivables	15,284	13,982
Additions to property and equipment	(5,937)	(7,037)
Principal payments on capital lease and financing obligations	(11,825)	(9,968)
Mandatory debt service payments	(3,540)	(4,720)
Free cash flow	112,506	120,072

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three months ended December 31, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,028	$68,531	$15,447	$30,709	$2,698	$164,413
Expense	1,440	32,130	15,438	23,464	—	72,472
Gross segment profit	45,588	36,401	9	7,245	2,698	91,941
Plus:
Depreciation/amortization	2,598	—	537	3,245	—	6,380
Interest charges	—	—	97	3,528	—	3,625
Segment EBITDA	$48,186	$36,401	$643	$14,018	$2,698	$101,946

	Three months ended December 31, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,348	$60,210	$15,409	$32,045	$2,889	$157,901
Expense	1,136	25,773	15,448	24,345	—	66,702
Gross segment profit	46,212	34,437	(39)	7,700	2,889	91,199
Plus:
Depreciation/amortization	2,649	—	575	3,343	—	6,567
Interest charges	—	—	93	3,758	—	3,851
Segment EBITDA	$48,861	$34,437	$629	$14,801	$2,889	$101,617

	Twelve months ended December 31, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$195,600	$260,525	$62,454	$122,932	$13,477	$654,988
Expense	5,239	116,554	62,618	94,637	825	279,873
Gross segment profit	190,361	143,971	(164)	28,295	12,652	375,115
Plus:
Depreciation/amortization	10,421	—	2,092	13,184	—	25,697
Interest charges	—	—	393	14,716	—	15,109
Segment EBITDA	$200,782	$143,971	$2,321	$56,195	$12,652	$415,921

	Twelve months ended December 31, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$199,216	$239,920	$63,450	$124,769	$13,112	$640,467
Expense	5,687	103,946	63,599	97,298	245	270,775
Gross segment profit	193,529	135,974	(149)	27,471	12,867	369,692
Plus:
Depreciation/amortization	10,791	—	2,191	13,436	—	26,418
Interest charges	—	—	372	15,716	—	16,088
Segment EBITDA	$204,320	$135,974	$2,414	$56,623	$12,867	$412,198

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and twelve months ended December 31, 2014 and 2013, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,988	1,991	1,986	1,996
Company	23	23	23	23
Total	2,011	2,014	2,009	2,019

System-wide(b)
Sales percentage change(c)	3.4%	(0.4)%	1.3%	0.3%
Domestic same-restaurant sales percentage change(d)	2.8%	(0.7)%	1.1%	(0.3)%

Franchise(b)(e)
Sales percentage change(c)	3.3%	(0.4)%	1.4%	5.7%
Domestic same-restaurant sales percentage change(d)	2.7%	(0.7)%	1.1%	(0.3)%
Average weekly domestic unit sales (in thousands)	$45.9	$44.5	$47.4	$46.5

DineEquity, Inc.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,467	1,422	1,454	1,414
Area license	167	168	167	167
Company	11	13	11	12
Total	1,645	1,603	1,632	1,593

System-wide(b)
Sales percentage change(c)	8.6%	6.4%	6.6%	4.8%
Domestic same-restaurant sales percentage change(d)	6.1%	4.5%	3.9%	2.4%

Franchise(b)
Sales percentage change(c)	8.8%	6.4%	6.7%	4.8%
Domestic same-restaurant sales percentage change(d)	6.1%	4.5%	3.9%	2.4%
Average weekly domestic unit sales (in thousands)	$36.6	$34.7	$36.0	$34.7

Area License (b)
Sales percentage change(c)	7.3%	8.6%	6.3%	6.3%

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2014 and 2013 were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2014	2013	2014	2013
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,100.9	$1,065.6	$4,535.1	$4,474.7
IHOP franchise restaurant sales	$697.6	$641.2	$2,725.7	$2,553.9
IHOP area license restaurant sales	$66.0	$61.5	$265.2	$249.5

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)   The sales percentage change for the twelve months ended December 31, 2013 for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,987	1,987	1,988	2,011
Company restaurants	23	23	23	23
Total Applebee’s restaurants, beginning of period	2,010	2,010	2,011	2,034
Franchise restaurants opened:
Domestic	9	14	29	20
International	3	2	7	6
Total franchise restaurants opened	12	16	36	26
Franchise restaurants closed:
Domestic	(3)	(13)	(20)	(44)
International	(2)	(2)	(10)	(5)
Total franchise restaurants closed	(5)	(15)	(30)	(49)
Net franchise restaurant (reduction) development	7	1	6	(23)
Summary - end of period:
Franchise	1,994	1,988	1,994	1,988
Company restaurants	23	23	23	23
Total Applebee’s restaurants, end of period	2,017	2,011	2,017	2,011

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,466	1,421	1,439	1,404
Area license	168	168	168	165
Company	10	13	13	12
Total IHOP restaurants, beginning of period	1,644	1,602	1,620	1,581
Franchise/area license restaurants opened:
Domestic franchise	7	17	34	42
Domestic area license	1	1	4	4
International franchise	3	5	18	11
International area license	—	—	—	1
Total franchise/area license restaurants opened	11	23	56	58
Franchise/area license restaurants closed:
Domestic franchise	(3)	(4)	(19)	(17)
Domestic area license	(2)	(1)	(4)	(2)
International franchise	—	—	(2)	—
International area license	—	—	(1)	—
Total franchise/area license restaurants closed	(5)	(5)	(26)	(19)
Net franchise/area license restaurant development	6	18	30	39
Refranchised from Company restaurants	—	—	4	1
Franchise restaurants reacquired by the Company	(1)	—	(2)	(2)
Net franchise/area license restaurant additions	5	18	32	38

Summary - end of period
Franchise	1,472	1,439	1,472	1,439
Area license	167	168	167	168
Company	11	13	11	13
Total IHOP restaurants, end of period	1,650	1,620	1,650	1,620